Exhibit e(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K
                                    EXHIBIT E

                                     to the

                                Distribution Plan

                           Federated Insurance Series

                       Federated High Income Bond Fund II

                                  Service Class

         This Distribution Plan is adopted by between Federated Insurance Series with respect to the Class of Shares of the Federated High Income Bond Fund II set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25% of the average aggregate net asset value of Federated High Income Bond Fund II held during the month.

         Witness the due execution hereof this 1st day of March, 2000.

                                    FEDERATED INSURANCE SERIES

                                    By:  /S/ J. CHRISTOPHER DONAHUE

                                    Name:  J. Christopher Donahue
                                Title: President